Exhibit 10.2.2

Portions  of  this  exhibit  have  been  omitted   pursuant  to  a  request  for
confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

                                    AMENDMENT
                                       to
                          Affiliation Agreement between

                        PLAYBOY ENTERTAINMENT GROUP, INC.
                                       and
                            SATELLITE SERVICES, INC.

WHEREAS, Playboy Entertainment Group, Inc. ("Playboy") and Satellite Services, Inc. ("Affiliate") entered into the Affiliation Agreement dated February 10, 1993, as amended (the "Agreement"), under which Playboy licensed the use of its Playboy programming service to SSI;

WHEREAS, the parties acknowledge and agree that Affiliate was acquired by Comcast Corporation, and Affiliate's offices now are located at 1500 Market Street, Philadelphia, Pennsylvania 19102; and

WHEREAS, Playboy and Affiliate now desire to amend the Agreement per this amendment (the "Amendment").

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Playboy and Affiliate hereby agree as follows:

      1. This Amendment shall become effective upon the date of the last signature written below (the "Amendment Effective Date").

      2. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings set forth in the Agreement.

      3. Except as expressly modified herein, all terms of the Agreement shall remain in full force and effect. In the event of a conflict between the terms and conditions of this Amendment and the Agreement, the terms of this Amendment shall govern.

      4. The parenthetical phrase "(the "Service")" in Section 1(a) shall be deleted in its entirety and replaced with the parenthetical phrase "(the "Service," which term "Service" also shall refer to Network's linear programming service and the SVOD Content, the VOD Content, and/or the HVOD Content, as applicable)";

      5. Section 1(a)(i) shall be amended by adding the following parenthetical immediately following the phrase "whether now existing or developed in the future": *****. Furthermore, Distribution Technology shall not include distribution to personal mobile and cellular handheld devices (provided that personal mobile and cellular handheld devices will not include Short-Range Wireless Devices, as defined below). *****. A "Set-Top Box" means a device that connects to, or is integrated as part of, a television or other video output display device ("Display Device") and also connects to the source of Affiliate's audio/visual signal, the content of which then is displayed on the Display Device. A Set-Top Box located at a Subscriber's premises may be connected through short-range wireless technology to one or more Set-Top Boxes and/or Display Devices authorized by Affiliate for use in and around a Subscriber's premises ("Short-Range Wireless Devices"). *****.

      6. Section 1(a)(iii) shall be deleted in its entirety and replaced with the following: ***** then *****.

      7. The second sentence of Section 2(a) of the Agreement is deleted in its entirety and replaced with the following:

            The Initial Term of this Agreement shall commence upon the date of execution hereof and shall terminate on December 31, 2015, unless terminated sooner pursuant to the terms of this Agreement.

      8. In the first sentence of Section 3(a) of the Agreement, the words "ten (10) hours per day (initially, from 8:00 p.m. to 6:00 a.m. prevailing Eastern Time)" shall be replaced with "twenty four (24) hours per day" and the words "(including but not limited to R-rated (or R equivalent non-rated) and NC-17 rated (or NC-17 equivalent non-rated) cable version motion pictures)" shall be deleted.

      9. Section 4(c) of the Agreement shall be deleted in its entirety and replaced with the following:

            (c) The Systems, if any, shall carry the Service no less than twenty-four (24) hours per day; provided, however, that any System that carries the Service on an analog level of service may carry the Service less than twenty-four (24) hours per day but not less than ten (10) hours per day. Other than as specifically permitted in this Agreement, Affiliate will not insert or remove any material into or from the Service. Network agrees that Affiliate will have complete authority to control, to designate and to change the channel(s) over which the Service is to be carried on each System.

      10. The first sentence of Section 4(e) of the Agreement is deleted in its entirety and replaced with the following:

            Each System or other distribution facility or enterprise may offer the Service, (i) as a Subscription (defined in Section 5(a)(viii) below) service; and/or (ii) as a Pay-per-view (defined in Section 5(a)(vii) below) service marketed and sold in any of the ways described in Section 5(a)(vii). The Service may be sold in combination with other services (e.g., in a package of services or in a tier); provided that the Service, and/or viewing segments of the Service as described in Section 5(a)(viii), must always also be available for sale through each television distribution facility selling the Service under this Agreement on a purely a la carte basis.

      11. In the last two sentences of Section 4(f) of the Agreement, the phrase "home taping" shall be replaced by "home taping and/or digital recording." Additionally, the following shall be added to the end of the last sentence:

            "; or (iii) authorizing Subscribers to use devices and/or functionality (whether provided by Affiliate or otherwise) that enables such Subscribers to engage in lawful duplication, digital recording, and/or playback of the Service or any portions thereof for non-public viewing of such content."

12.   The following language is hereby added as Section 4(h) of the Agreement:

            (h) Affiliate shall have the right to make the SVOD Content available, on an SVOD basis, to any Subscription (as defined in
            Section 5(a)(viii)) subscriber either by means of the Distribution Technology, *****. Network shall be responsible for supplying to
            Affiliate:  (1) a  minimum  of *****  of SVOD  Content  (defined  in
            Section 5(a)(xiii) below) at any given time to be made available by means of the Distribution Technology, which shall be refreshed on a weekly basis such that at least ***** of the SVOD Content offered by means of the Distribution Technology is changed each month (the "TV-SVOD Content"); and (2) within *****. The TV-SVOD Content and ***** Content shall be selected by Network in its sole discretion and may be comprised of different titles, provided that Network shall make commercially reasonable efforts to accommodate Affiliate's requests concerning (i) the types of programming to be included in the SVOD Content (such as the inclusion of Network's signature programming); (ii) the total amount of SVOD Content that is made available by Network; and (iii) the amount and extent to which the Programs comprising the SVOD Content are refreshed. Unless otherwise notified in writing by Affiliate that Affiliate desires XX exclusively (meaning Affiliate no longer wants X content), XX.5, and/or XXX as part of the SVOD content, the SVOD Content will include only X and XX rated Programs (as such ratings designations are generally understood in the industry). Network shall at all times offer to make available to Affiliate any adult content (regardless of ratings) made available by Network to any other United States distributor for Service subscribers to view on an SVOD basis. Notwithstanding anything to the contrary in this Agreement, Network hereby agrees that Affiliate shall at all times, and at any time during the Term, have the absolute right to air or offer or to cease airing or offering any SVOD Content to any individual and/or System(s). Affiliate, at its own expense, shall obtain and install equipment necessary to distribute the SVOD Content to such subscribers from the server in each System's headend. Network, at its own expense, shall deliver the SVOD Content in compliance with generally accepted standards of good practice and according to parameters specified in the CableLabs Video On Demand Content Specification Version 1.0 ("CLI 1.0") or future releases thereof, including all applicable digitally encoded non-video data attributes ("Meta Data"). Network shall deliver the SVOD Content via either of the following methods, as selected by Network at its sole option, upon advance written notice: (i) satellite or program master to the Comcast Media Center ("CMC") in Denver, Colorado, or (ii) FTP directly to a point or points designated by Affiliate. The maximum MPEG 2 encoding data rate shall be 3.75 mbps, provided that Network agrees that when it becomes commercially feasible or industry standard to do so, then Network will encode at a maximum rate of
            3.375 mbps. Network shall bear all costs in connection with the encoding of, and the transport to applicable Systems of, the SVOD Content regardless of the method of delivery (and to the extent necessary to ensure Network's compliance with the provisions of this sentence (including if Network elects to deliver unencoded SVOD Content to the CMC), Network shall enter into an agreement, and/or maintain any existing agreement, with the CMC concerning the CMC's services related to such encoding and transport).

13.   The following language is hereby added as Section 4(i) of the Agreement:

            (i) Affiliate shall have the right to make any VOD Content and HVOD Content titles offered by Network available to any subscriber on a VOD basis. Network shall be responsible under this Agreement and that certain Affiliation Agreement between Spice, Inc. (as predecessor in interest to Spice) and Affiliate dated November 1, 1992, as amended (the "Spice Agreement") collectively for supplying to Affiliate a minimum of ***** of VOD Content (defined in Section 5(a)(xiv) below) and a minimum of ***** of HVOD Content (defined in
            Section 5(a)(xiv) below) at any given time, which shall be refreshed on a weekly basis such that at least ***** of the VOD Content and HVOD Content is changed each month; provided, however, that Network shall make commercially reasonable efforts to accommodate Affiliate's requests concerning (i) the types of programming to be included in the VOD Content and HVOD Content; (ii) the total amount of VOD Content and HVOD Content that is made available by Network; and (iii) the amount and extent to which the Programs comprising the VOD Content and HVOD Content are refreshed. Unless Affiliate notifies Network in writing that it desires for the VOD Content and/or HVOD Content to include X rated, XX.5 rated, and/or XXX Programs, the VOD Content and HVOD Content will include only X and XX rated Programs (as such ratings designations are generally understood in the industry). Network shall at all times offer to make available to Affiliate any adult content made available by Network to any other United States distributor for subscribers to view on an VOD basis (including other versions of content provided to Affiliate with a different editing standard). Notwithstanding anything to the contrary in this Agreement, Network hereby agrees that Affiliate shall at all times, and at any time during the Term, have the absolute right to air or offer or to cease airing or offering any VOD Content or HVOD Content to any individual and/or System(s). Affiliate, at its own expense, shall obtain and install equipment necessary to distribute the VOD Content and HVOD Content to such subscribers from the server in each System's headend. Network, at its own expense, shall deliver the VOD Content and HVOD Content in compliance with generally accepted standards of good practice and according to parameters specified in the CableLabs Video On Demand Content Specification Version 1.0 ("CLI 1.0") or future releases thereof, including all applicable digitally encoded non-video data attributes ("Meta Data"). Network shall deliver the VOD Content and HVOD Content via either of the following methods, as selected by Network at its sole option, upon advance written notice: (i) satellite or program master to the Comcast Media Center ("CMC") in Denver, Colorado, or (ii) FTP directly to a point or points designated by Affiliate. The maximum MPEG 2 encoding data rate shall be 3.75 mbps, provided that Network agrees that when it becomes commercially feasible or industry standard to do so, then Network will encode at a maximum rate of 3.375 mbps. Network shall bear all costs in connection with the encoding of the VOD Content and HVOD Content regardless of the method of delivery (and to the extent Network elects to deliver unencoded VOD Content and HVOD Content to the CMC, Network shall enter into an agreement with the CMC concerning the CMC's encoding of such VOD Content and HVOD Content).

14.   The following language is hereby added as Section 4(j) of the Agreement:

            (j) Network shall be responsible for any and all royalties and/or other fees payable to any applicable programming licensor(s) for content included in the VOD Content and HVOD Content (including, without limitation, residuals or other payments to guilds or unions, rights for music clearances, including but not limited to Network's through-to-the-viewer performance rights, synchronization rights, and mechanical rights, and all other content-related fees, payments, or obligations arising out of the activities contemplated by this Agreement), and Affiliate shall have no responsibility or liability for any such content-related royalties or fees, including any royalties or fees associated with distribution of the VOD Content or HVOD Content via VOD, except for fees payable to Network in accordance with Section 5 of this Agreement. Network acknowledges that Affiliate may, from time to time, direct Network not to include as part of the VOD Content or HVOD Content any particular Program that Affiliate reasonably determines does not meet the intent of the rating such Program has been given or otherwise may cause Affiliate business, political, or operational difficulty; provided, however, that such Program shall count toward Network's satisfaction of its obligations hereunder to provide the minimum number of hours of VOD Content and HVOD Content for the period of time during which such Program was scheduled to be made available as part of the VOD Content or HVOD Content. The VOD Content and HVOD Content shall not contain any sponsorships or advertising, except sponsorship or advertising for the Service permitted under this Agreement or the Spice Agreement.

15. The second sentence of Section 5(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

      The  Fees  defined  below  shall  be  calculated,   stated,  and  reported
      separately for each category of Subscriber.

16. The second sentence of each of Sections 5(a)(i), 5(a)(ii), 5(a)(iii) and 5(a)(iv) of the Agreement, which contain the definitions of, respectively, "PPV Satellite Fees", "Service Satellite Fees", "PPV Cable Fees" and "Service Cable Fees", are hereby deleted.

17. Section 5(a)(vi) of the Agreement is deleted in its entirety and replaced with the following:

            (a)(vi) "Fees" means the fees payable by Affiliate to Network, as described in Section 5(b) below. Fees payable by Affiliate to Network during a Renewal Term are referred to as Renewal Fees.

18.   The  following  language  is hereby  added as  Section  5(a)(xiii)  of the
      Agreement:

            (a)(xiii) "SVOD" means the authorization of a Subscriber to receive the SVOD Content, as defined herein. For purposes hereof, the "SVOD Content" shall mean all content delivered by Network to Affiliate for delivery to Service Cable Subscribers or Service Satellite Subscribers on a per-Program basis without charge in connection with a Subscription service purchased by such subscriber pursuant to this Agreement. A "Program" shall mean an individual feature film, direct-to-video programming (including a movie), extended-length video, live performance or production, or other audio-visual program; provided, however, that each such Program shall be (i) professionally produced, commercial free, high quality heterosexual male- and couple-targeted adult-oriented content intended only for adult consumers because of its sexual content; and (ii) at least twenty (20) minutes in duration.

19.   The  following  language  is  hereby  added as  Section  5(a)(xiv)  of the
      Agreement:

            (a)(xiv) "VOD" means the authorization of a subscriber to receive the VOD Content or HVOD Content that is chosen by a subscriber for display to that subscriber. For purposes hereof, the "VOD Content" shall mean all content delivered by Network to Affiliate for delivery to subscribers on a per-Program basis in exchange for a per-viewing fee. For purposes hereof, the "HVOD Content" shall mean high-definition content delivered by Network to Affiliate for delivery to subscribers on a per-Program basis in exchange for a per-viewing fee.

20. Section 5(b) (including Sections 5(b)(i) through 5(b)(iii)) of the Agreement is deleted in its entirety and replaced with the following:

            (b) Affiliate will pay Network the applicable Revenue Share Percentage (as defined in Section 5(d)) of Gross Receipts, less the deductions described in Section 5(f), subject to a monthly minimum of ***** per Service Cable Subscriber or Service Satellite Subscriber. When the Service is sold to a Service Cable Subscriber or Service Satellite Subscriber in combination with other services for a package charge (as, for example, in a tier or in a package of a la carte or other services), the Gross Receipts deemed to be attributable to a Service Cable Subscriber or Service Satellite Subscriber for the Service shall be equal to the total Gross Receipts for the tier or package of services sold in combination with the Service, multiplied by a fraction, the numerator of which is the a la carte retail charge for the Service otherwise charged for the pertinent System and the denominator of which is the numerator plus the aggregate of the a la carte retail charges otherwise charged by the pertinent System for the other services included in the tier or package of a la carte or other service. In addition, if Affiliate provides the Service to multiple dwelling complexes, including, but not limited to, apartment buildings, on a bulk-rate basis, the number of Service Satellite Subscribers or Service Cable Subscribers (as the case may be) attributable to each such bulk-rate subscriber shall be equal to the total monthly retail rate charged a complex for the Service divided by the standard monthly retail rate charged a non-bulk rate Service Satellite Subscriber or Service Cable Subscriber (as the case may be) for the Service in the applicable System or by the pertinent Satellite distributor, as the case may be.

21. Section 5(c) of the Agreement is deleted in its entirety and replaced with the following:

      (c) For each PPV Cable Subscriber and each PPV Satellite Subscriber who receives and pays for one (1) technically satisfactory viewing of one (1) viewing segment of the Service, including by means of VOD, Affiliate will pay Network the Network Share (as defined below) of the Gross Receipts paid by such PPV Cable Subscriber and each PPV Satellite Subscriber to Affiliate. "Network Share" shall equal the applicable Revenue Share Percentage (as defined in Section 5(d)) of the Gross Receipts paid by each such subscriber (but not less than ***** per PPV Cable Subscriber or PPV Satellite Subscriber, and ***** for each VOD transaction), except that such amount paid by each PPV Cable Subscriber or each PPV Satellite Subscriber (as the case may be) shall be subject to reduction as provided in Section 5(f) below.

22. Section 5(d) of the Agreement is deleted in its entirety and replaced with the following:

            (d) For  purposes  hereof,  "Revenue  Share  Percentage"  shall mean
            *****.

            Notwithstanding the foregoing, Revenue Share Percentage shall mean ***** effective upon the first date upon which Affiliate offers both
            (A) at least ***** of the TV-SVOD Content in connection with a subscription to the Service in systems comprising at least ***** of the basic cable television subscribers within Systems that offer adult content on a VOD basis (i.e., VOD content that is rated X or a more explicit editing standard, other than such VOD content that is included as part of an SVOD offering from a premium service provider not targeted exclusively to adult audiences (e.g., Cinemax, Showtime)) (such systems, the "Adult VOD-Enabled Systems"), and the parties agree that the number of basic television subscribers in the Adult VOD-Enabled Systems shall be deemed to be *****, and (B) at least ***** of the VOD Content (including such VOD Content delivered by Spice Entertainment, Inc. ("Spice") to Affiliate pursuant to the Spice Agreement) offered, at a minimum, via a branded interface (i.e., the name "Playboy" or "Spice," but not necessarily using a logo) in systems comprising at least ***** of the basic cable television subscribers within the Adult VOD-Enabled Systems ((A) and
            (B) together, the "Carriage Incentive Benchmarks"); provided, however, that if a System offers at least ***** of the TV-SVOD Content and such System ***** offers at least ***** of the VOD Content before *****, then the Revenue Share Percentage shall mean ***** upon the first date that Affiliate offers both at least ***** of the TV-SVOD Content and offers at least ***** of the VOD Content (whether this occurs in a single System or as a combination of two separate Systems), provided further, however, that if Affiliate fails to achieve the Carriage Incentive Benchmarks on or before *****, then the Revenue Share Percentage shall be deemed to be ***** between *****, and Affiliate shall be required to remit to Network outstanding amounts retroactive to ***** for those Systems that are not offering at least ***** of the TV-SVOD Content in connection with a subscription to the Service, or at least ***** of the VOD Content (including such VOD Content delivered by Spice) as of *****.

23. Section 5(e) of the Agreement is deleted in its entirety and replaced with the following:

            (e) The Fees that are attributable to Gross Receipts based on Subscription services payable by Affiliate to Network hereunder shall be due and payable forty-five (45) days after the end of the calendar month to which they relate. The Fees that are attributable to Gross Receipts based on PPV or VOD services payable by Affiliate to Network hereunder shall be due and payable forty-five (45) days after the last day of the calendar month which includes the last day of the Reporting Period. The term "Reporting Period" shall mean the days from the end of each System's or Satellite distributor's prior monthly reporting period (which date may vary in each System or for each Satellite distributor from the 20th of the calendar month to the last day of the calendar month) to the end of the System's or Satellite distributor's then current monthly reporting period. Affiliate shall have the right, however, to make adjustments to any month's payment in an amount equal to the portion of a previous month's Fees which represent an overpayment or underpayment.

24. The following is added as a new penultimate sentence to Section 5(f) of the Agreement: "Gross Receipts attributable to purchases of VOD Content or HVOD Content shall be equal to the total amount of per-viewing fees billed by Affiliate to the VOD subscribers for viewing of the VOD Content or HVOD Content, less any technical credits given by Affiliate to such subscribers pursuant to this Section. In the event of a substantiated, technological failure within the transmission system for delivering VOD Content or HVOD Content to subscribers resulting in the substantial interruption or termination of an exhibition of a Program, Affiliate may, in its discretion, offer a technical credit to the subscriber affected thereby not to exceed the amount charged to the affected subscriber and shall maintain documentation in support of the granted technical credit."

25. The phrase "PPV Satellite Fees, PPV Cable Fees, Service Satellite Fees and Service Cable Fees" is deleted in its entirety from Sections 5(g) and 5(h) and replaced in each instance with the term "Fees".

26.   Section  6(a)  of  the  Agreement   (including  Sections  6(a)(i)  through
      6(a)(iv)) is deleted in its entirety and replaced with the following:

            (a) For all Reporting Periods, Affiliate shall send to Network along with the payments, if any, due under Section 5 hereof, informational statements. Each statement shall set forth information necessary to the calculation of the Fees and Renewal Fees paid, including but not limited to the following:

            i.    the total number of PPV purchases for the applicable month;

            ii. the average number of Service Cable Subscribers and Service Satellite Subscribers for the applicable month;

            iii. to the extent necessary to determine the Fees payable by Affiliate, the number of basic cable television subscribers served by Adult VOD-Enabled Systems, and the number of Adult VOD-Enabled Systems offering the VOD Content and/or the SVOD Content in connection with a subscription to the Service for the applicable month;

            iv. Service Satellite Subscribers' usage of individual Programs comprising the SVOD service for the applicable month, if available; and

            v. the total number of VOD purchases, and the names of the titles (or other appropriate identifier) for each VOD purchase, for the applicable month.

27. Sections 7(a) and 7(b) are deleted in their entirety and replaced by the following: "Deleted without implication."

28. The contact information in Section 7(d) of the Agreement shall be replaced in its entirety and replaced with "President, Playboy Entertainment Group, Inc., 2706 Media Center Drive, Los Angeles, CA 90065."

29. In Section 7(e) of the Agreement, in the second sentence, the last part of the sentence, which begins "Network shall pay to Affiliate ***** of Net Sales receipts..." shall be deleted, along with the balance of the paragraph and replaced with "Network shall make available ***** of commercial time per hour to Affiliate for Affiliate's use." Additionally, at the end of the revised paragraph, the following language shall be inserted: "With the exception of the ***** per hour granted above, the Service shall not contain any advertising, including but not limited to audio text services, merchandise sales, Internet services and other such products. Notwithstanding the foregoing, during the "breaks" between movies and/or other programs, the Service may contain the following audio text spots: (x) if the break is less than or equal to ***** in length, audio text spots not exceeding ***** in the aggregate during such break; and (y) if the break is greater than ***** in length, audio text spots not exceeding ***** in the aggregate during such break; provided that, in either case, Network shall not interrupt any programming to air the audio text spots, and each audio text spot shall be accompanied by a visual (if not moving video) element. In addition, Network shall be permitted to refer viewers to Network's and its affiliated companies' websites for scheduling information regarding the Service and may refer generally to the websites (e.g., "Visit our website at Playboy.com"); provided that, such referrals shall not contain any advertising, promotions or sales."

30. The following language shall be added to the end of Section 7(g), "provided that Network shall not be restricted from making incidental references to other services affiliated with Network as part of Network's regular programming."

31.   The following language is hereby added as Section 7(i) of the Agreement:

            (i) Marketing. Upon the date, if ever, that Affiliate achieves the Carriage Incentive Benchmarks:

                  A. ***** Affiliate, not later than ninety (90) days following the end of a calendar year, written certification demonstrating Network's compliance with this Section 7(i)(A) with respect to such calendar year.

                  B. In addition, Network will, *****. To the extent Playboy desires to
                        identify  a  distributor   of  the  Service   (including
                        Affiliate or any Comcast entity) in any such *****.

                  C. Network represents and warrants that any advertising and promotional materials that Network provides and Network's publication of such advertising and promotional materials will not (a) create liability for Affiliate; (b) infringe upon or violate a third party's intellectual property rights or rights of publicity or privacy; (c) violate any law, statute, ordinance or regulation; (d) be defamatory, libelous, illegally threatening or harassing; (e) contain obscenity, pornography or otherwise be inflammatory; or (f) in any way violate this Agreement. Affiliate reserves the right to require Network to remove or revise any advertising and promotional materials, as Affiliate deems necessary or appropriate if, in Affiliate's absolute discretion, the materials or publication of the materials is likely to violate any of the representations and warranties in
                        (a) through (f) above. In the event that Affiliate exercises the foregoing rights to require Network to remove any advertising or promotional materials, Network will, at Affiliate's option, promptly remove such materials or promptly remedy the defect that prompted the request for removal.

32.   The following language is hereby added as Section 7(j) of the Agreement:

            (j) In consideration for the provisions set forth in Section 5(d) of this Agreement, upon or after the date, if ever, that Affiliate achieves the Carriage Incentive Benchmarks, then, at Affiliate's request, Network will *****. The date and time of the party are to be mutually agreed upon by the parties.

33.   The  Affiliate  contact  information  at  Section 11 of the  Agreement  is
      deleted  in  its  entirety  and  replaced  with  the   following   contact
      information:

            To Affiliate:     Satellite Services, Inc.
                              c/o Comcast Cable
                              1500 Market Street
                              Philadelphia, PA 19102
                              Attention:  Senior VP, Programming

                              With a copy to:
                              Comcast Cable
                              1500 Market Street
                              Philadelphia, PA 19102
                              Attention:  General Counsel

            To Network:       Playboy Entertainment Group, Inc.
                              2706 Media Center Drive
                              Los Angeles, CA 90065
                              Attention:  President

                              With a copy to:
                              Playboy Enterprises, Inc.
                              680 North Lake Shore Drive
                              Chicago, IL 60611
                              Attention:  General Counsel

34. Section 13(b) of the Agreement is deleted in its entirety and replaced with the following:

            (b) In the event that (i) Network acquires or otherwise obtains operating control of, any programming service other than the Service (an "Other Service"), and (ii) such Other Service is merged into, or otherwise combined with, the Service, in each case so that there is only one surviving service, then (a) if the Service is the surviving service, then this Agreement shall remain in full force and effect and any agreement concerning distribution of the Other Service shall be terminated and the parties thereto shall be discharged of any further obligations and/or liabilities thereunder as of the date of such merger or combination; or (b) if the Other Service is the surviving service in such merger or combination, (x) if Affiliate has (at the time of such merger, combination, or acquisition) an affiliation agreement concerning distribution of the Other Service, then such affiliation agreement for the Other Service shall remain in full force and effect, and this Agreement shall be terminated and the parties hereto shall be discharged of any further obligations and/or liabilities hereunder as of the date of such merger, or (y) if Affiliate does not have an affiliation agreement concerning distribution of the Other Service, then Affiliate shall have the option to elect to have this Agreement continue to apply to such Other Service or to negotiate a new agreement to apply to such Other Service. In the event that Network acquires or otherwise exercises operating control over an Other Service, and such Other Service is not merged into, or combined with, the Service, then (A) this Agreement shall not apply to the distribution of such Other Service, and (B) Affiliate shall not be entitled, by virtue of such merger or combination, to distribute the Service under any agreement governing Affiliate's distribution of such Other Service.

35. The first sentence of Section 13(c) of the Agreement shall be deleted in its entirety and replaced with the following:

            This Agreement, as amended, contains the entire understanding of the parties and supersedes and abrogates all contemporaneous and prior understandings of the parties, whether written or oral, relating to the subject matter hereof, including that certain prior agreement between Comcast Programming and Playboy Entertainment Group, Inc. made as of October 1, 1999, as amended, which expired September 30, 2004 (the "Prior Comcast Agreement").

36.   The following phrase in the first sentence of ***** shall be deleted:

            *****

Additionally, the following sentences are hereby added to the end of Section 13(f) of the Agreement:

      Affiliate  acknowledges that it is specifically  granted the terms of this
      Section 13(f) in consideration for the provisions set forth in Section 5(d) of this Agreement. Additionally, Affiliate hereby agrees that, in consideration for the Fees granted pursuant to this Agreement, as amended, Affiliate shall *****.

37.   The following language is hereby added as Section 13(l) of the Agreement:

            (l) No Press Releases. Neither party shall issue any press release, announcement or statement to the public or any third party regarding the business relationship of the parties as set forth herein or the transactions described in this Agreement without the advance written consent of the other party, except to the extent such disclosure or statement is required by law.

38.   The following language is hereby added as Section 13(m) of the Agreement:

            (m) Release of Claims. Network, on behalf of itself, its parent, subsidiary and other affiliated companies and each of their respective officers, directors, employees, partners, agents, shareholders, representatives, successors, predecessors and assigns (collectively, the "Network Releasing Parties") hereby voluntarily and forever completely remises, relinquishes, releases and forever discharges Affiliate, its parent, subsidiary and affiliated companies and each of their respective present and former officers, directors, employees, partners, agents, shareholders, representatives, successors, predecessors and assigns (collectively, the "Affiliate Released Parties"), of and from any and all claims (including claims for conversion liability), demands, losses, penalties, costs, expenses (including, without limitation, reasonable attorneys' fees), interest, damages, actions, causes of action and liabilities, whether at law or in equity, whether based on contract, statute, tort, or strict liability, and whether for compensatory, special, punitive, statutory or any other damages or remedies, whether known or unknown, accrued or unaccrued, foreseen or unforeseen, contingent or non-contingent, direct or indirect, whether heretofore asserted or not, or arising by assignment, operation of law or otherwise, that are based on, connected to, arising out of or related to the payment, alleged failure to pay or alleged liability for the payment of any Fees, Renewal Fees, license fees or any other charges or payments whatsoever by Affiliate on account of the Systems to Network for the Service (including any feeds or multiplex signals thereof) for the period prior to, and including, *****. Network shall indemnify, defend, and hold the Affiliate Released Parties harmless from and against any claim brought by a Network Releasing

            Party, and/or by any person or entity, under any actual or purported assignment, subrogation or other right of substitution by or under a Network Releasing Party, against an Affiliate Released Party relating to the claims released in this Section 13(m), and Network's indemnification shall be subject to the provisions of Sections 8(h) herein.

39. Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.

40. Exhibit B-1 (Programming Schedule) shall be deleted in its entirety and replaced with Exhibit B-1 (Programming Schedule) attached hereto.

41. The parties acknowledge that those systems distributing the Service, as of September 30, 2004, pursuant to that the Prior Comcast Agreement, as amended, were added to the Agreement as of October 1, 2004.

AGREED TO AND ACCEPTED BY THE PARTIES AS OF THE LAST DATE WRITTEN BELOW.

PLAYBOY ENTERTAINMENT                    SATELLITE SERVICES, INC.
GROUP, INC.

By:     /s/ James F. Griffiths           By:     /s/ Jennifer T. Gaiski

Name:   James F. Griffiths               Name:   Jennifer T. Gaiski

Title:  President                        Title:  Vice President, Programming

Date:   9/26/05                          Date:   9/26/05

                                    EXHIBIT A

                                       to

                              Affiliation Agreement

                                 by and between

                        Playboy Entertainment Group, Inc.

                                       and

                            Satellite Services, Inc.

                    dated as of February 10, 1993, as amended

                              SYSTEM QUALIFICATIONS

Affiliate  represents and warrants  that,  with respect to each System listed on
Schedule 1 hereto, Comcast Corporation, or any person or entity controlling, controlled by, or under common control with Affiliate or Comcast Corporation, now or hereafter (Affiliate, Comcast Corporation and each such person or entity a "Comcast Entity"), (i) owns or has the right to acquire ownership of, directly or indirectly, a minimum of ***** of such System; and (ii) with respect to Systems that are less than ***** owned, has been authorized to execute decisions on behalf of such System with respect to the Service. In the event Affiliate's direct or indirect equity interest in a System or in the entity managing such System decreases below the level required by the immediately preceding sentence, and provided Affiliate's interest does not decrease to zero, such System shall continue to qualify for inclusion on Schedule 1 as long as Affiliate's interest in such System increases to the level required hereunder within eighteen (18) months of such decrease. In the event Affiliate, or any of the entities that owns or manages systems or enterprises that qualify hereunder, effects a corporate separation, reorganization or restructuring (including, without limitation, by a distribution of stock, or other assets or rights, to its shareholders, partners or joint venturers), the systems or enterprises of the entity resulting from such transaction (including all interim and supporting entities) and/or all of such resulting entities, in the aggregate, will qualify under the system qualifications set forth herein, so as to continue to qualify to distribute the Service under the terms and conditions hereof, as if such separation, reorganization or other restructuring had not occurred.